EXHIBIT 99.4

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

OFFER TO EXCHANGE ALL OUTSTANDING

8 3/8% SENIOR NOTES DUE 2013

FOR NEWLY ISSUED

8 3/8% SENIOR NOTES DUE 2013

THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2003, UNLESS EXTENDED (THE “EXPIRATION DATE”). WITHDRAWAL RIGHTS FOR ACCEPTANCES OF THE EXCHANGE OFFER WILL EXPIRE AT THAT TIME, UNLESS THE EXPIRATION DATE IS EXTENDED.

[            ], 2003

To Our Clients:

Enclosed for your consideration is the Prospectus, dated             , 2003 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of DIRECTV Holdings LLC (the “Company”) and DIRECTV Financing Co., Inc. (“Finance Co.”), and DIRECTV Enterprises, LLC, DIRECTV Customer Services, Inc., DIRECTV Merchandising, Inc., DIRECTV Operations, LLC, DIRECTV, Inc. and USSB II, Inc. (the “Guarantors” and, together with the Company and Finance Co., the “Issuers”) to exchange up to $1,400,000,000 aggregate principal amount of their newly issued 8 3/8% Senior Notes due 2013 (the “Registered Notes”), which have been registered under the Securities Act of 1933, for a like principal amount of their outstanding 8 3/8% Senior Notes due 2013 (the “Original Notes”), which have not been so registered. Both the Original Notes and the Registered Notes are guaranteed on a senior unsecured basis by the Guarantors. The terms of the Registered Notes are identical in all material respects to the Original Notes, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the Original Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A tender of such Original Notes may be made only by us as the holder of record and pursuant to our instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2003, unless extended by the Issuers (the “Expiration Date”). Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Issuers will accept for exchange up to $1,400,000,000 aggregate principal amount of Original Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions.”

3. Holders will not be obligated to pay any transfer taxes in connection with a tender of their Original Notes for exchange unless a holder instructs the Issuers to register Registered Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on                             , 2003, unless extended by the Issuers.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Original Notes held by us for your account.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by DIRECTV Holdings LLC, DIRECTV Financing Co., Inc. and the Guarantors with respect to the Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Original Notes held by you for my account as indicated below:

8 3/8% Senior Notes due 2013	$

☐ Please do not tender any Original Notes held by you for my account
Signature

Dated: , 2003
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